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                                                                    EXHIBIT 23.8

                       CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement of Republic Industries, Inc. on Form S-8 of our report dated October 31, 1996 with respect to the combined financial statements of Grubb Automotive, Inc., Jack Sherman Chevrolet, Inc., Lou Grubb Chevrolet, Inc., Lou Grubb Ford, Inc., Lou Grubb Saturn, Inc., and Saturn of Tempe, Inc. as of and for the year ended December 31, 1995 included in Republic Industries, Inc.'s Current Report on Form 8-K dated January 27, 1997, filed with the Securities and Exchange Commission.

                                                               ERNST & YOUNG LLP

Phoenix, Arizona
January 27, 1997